Exhibit 99.1
Encore Acquisition Company Announces an Agreement to Acquire Producing Properties in the Williston Basin and approximately 70,000 net acres in the Bakken Play for $410 Million in Cash
FORT WORTH, Texas—(BUSINESS WIRE)—January 25, 2007
Encore Acquisition Company (NYSE:EAC) today announced that it has entered into an agreement with Howell Petroleum Corporation and Kerr-McGee Oil and Gas Onshore LP, subsidiaries of Anadarko Petroleum Corporation (NYSE:APC), to purchase oil and natural gas properties in the Williston Basin in Montana and North Dakota for $410 million in cash, subject to customary purchase price adjustments and closing conditions.
The Williston Basin properties produce from over 50 different fields across Montana and North Dakota. The assets are primarily waterfloods and producing properties with approximately 70,000 net acres in the prolific Bakken play in Montana and North Dakota. Encore plans to enhance the production from the acquisition through drilling, redevelopment, stimulation, and waterflood optimization.
Encore’s internal engineers have estimated that the properties have total proved reserves of approximately 21 million barrels of oil equivalent (“BOE”), which are 90% oil and 81% proved developed producing. Encore estimates that the 4 million BOE of proved undeveloped reserves will require approximately $57 million to develop. The properties currently produce approximately 5,000 net BOE per day and the Company estimates that the properties have a total proved reserves-to-production ratio of approximately 11 years. These properties will be 85% operated by Encore and will complement Encore’s existing Rockies oil portfolio.
Jon S. Brumley Encore’s Chief Executive Officer and President stated that “We are very pleased to be adding another quality suite of long-lived producing properties to our extensive Rockies position that remains the heart of the company”. He continued, “We are very excited to be entering the Bakken play with a large acreage position in an active emerging play. This acquisition has significant upside potential with 4 million BOE in the proved undeveloped category and 9 million BOE in the probable category”.
Encore’s internal engineers have estimated that the proved developed properties will generate approximately $60 million in cash flow (revenues less direct operating expenses) in 2007. The light sweet crude oil in this acquisition has been sold at approximately $8.00 under NYMEX. Lease operating expenses are estimated to be approximately $9.35 per BOE. Production taxes are expected to average 11% of revenues.
Also, as part of this acquisition, Encore acquired approximately 70,000 net acres and 800 BOE per day of production in the prolific Bakken play in Montana and North Dakota. The Company estimates 35,000 net acres as high-quality acreage with several already identified proved undeveloped and probable locations. The remaining 35,000 net acres were valued as trend acreage which is expected to become more valuable as the emerging play develops in the future.
Combined Acquisition Parameters:
Encore recently announced the Big Horn Basin package, and combined with the Williston Basin package, the total combined acquisition parameters are as follows:

Daily production:	9,350 BOEPD
Total Proved Reserves:	41 million BOE
Probable reserves:	11 million BOE
Percentage Proved Developed:	85%
Percentage Oil:	93%
Reserves-to-Production Ratio:	12.5 years
Combined Purchase Price:	$810 million

Hedging and Financing:
In connection with the acquisition, Encore has purchased put contracts on approximately 80% of the acquisition’s proved developed producing volumes at an average price of $57.50 per barrel for remainder of 2007 and all of 2008. By purchasing puts, the Company has mitigated the negative effects of declining commodity prices in 2007 and 2008 with respect to the acquired production, while retaining the benefits of increasing commodity prices.
Encore intends to finance the combined acquisitions through cash flows from operations and borrowings under one or more credit facilities. Additionally, Encore intends to divest of certain properties in the Anadarko Basin, Arkoma Basin, and the Barnett Shale in the Fort Worth Basin.
Bank of America will provide the financing of the acquisition for Encore under one or more credit facilities.
Credit Suisse Securities (USA) LLC served as financial advisor to Encore on the transaction which is expected to close in April of 2007.
Conference Call:
In conjunction with this release, Encore will host a conference call and simultaneous webcast. A presentation further describing the Williston Basin acquisition will be available on Encore’s website prior to the conference call.
The conference call can be accessed as follows:
Title: Encore Acquisition Company Williston Basin Conference Call
Date and Time: Friday, January 26, 2007 at 9:00 a.m. Central Time
Webcast: Listen to the live broadcast via http://www.encoreacq.com
Telephone: Dial 877-356-9552 ten minutes prior to the scheduled time and request the conference call by supplying the title specified above.
A replay of the conference call will be archived and available via Encore’s website at the address above or by dialing 800-642-1687 and entering conference ID 7389284. The replay will be available through January 31, 2007. International or local callers can dial 706-679-0419 for the live broadcast or 706-645-9291 for the replay.
About the Company:
Encore Acquisition Company is engaged in the development of onshore North American oil and natural gas reserves. Since 1998, Encore has acquired high-quality assets and grown them through drilling, waterflood, and tertiary projects. Encore’s properties are located in the Rockies, the Mid-Continent, and the Permian Basin.
Cautionary Statements:
This press release includes forward-looking statements, which give Encore’s current expectations or forecasts of future events based on currently available information. Forward-looking statements in this press release relate to, among other things, the following: estimates of proved reserves; current production; reserve-to-production ratios; the ability to increase production; potential upsides; expected cash flows and capital requirements; the anticipated funding of the acquisition; the level of lease operations expense and production taxes; Encore’s plans and expectations with respect to hedges; the expected closing of the transaction; and any other statements that are not historical facts. The assumptions of management and the future performance of Encore are subject to a wide range of business risks and uncertainties and there is no assurance that these statements and projections will be met. Factors that could affect Encore’s business include, but are not limited to: the risks associated with drilling of oil and natural gas wells; Encore’s ability to find, acquire, market, develop, and produce new properties; the risk of drilling dry holes; oil and natural gas price volatility; hedging arrangements (including the costs associated therewith); uncertainties in the estimation of proved, probable and potential reserves and in the projection of future rates of production and reserve growth; inaccuracies in Encore’s assumptions regarding items of income and expense and the level of capital expenditures; uncertainties in the timing of exploitation expenditures; operating hazards attendant to the oil and natural gas business; risks related to Encore’s high-pressure air program; drilling and completion losses that are generally not recoverable from third parties or insurance; potential mechanical failure or underperformance of significant wells; climatic conditions; availability and cost of material and equipment; the risks associated with operating in a limited number of geographic areas; actions or inactions of third-party operators of Encore’s properties; Encore’s ability to find and retain skilled personnel; diversion of management’s attention from existing operations while pursuing acquisitions or joint ventures; availability of capital; the strength and financial resources of Encore’s competitors; regulatory developments; environmental risks; general economic and business conditions; industry trends; and other factors detailed in Encore’s most recent Form 10-K and other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. Encore undertakes no obligation to publicly update or revise any forward-looking statements.
The Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. The Company uses certain terms such as “potential”, “upside”, or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines would prohibit the Company from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and, accordingly, are subject to substantially greater risk of being actually realized by Encore. Investors are urged to consider closely the disclosure in Encore’s Form 10-K and Form 10-Qs, File No. 1-16295, available from the Company at Encore Acquisition Company, 777 Main Street, Suite 1400, Fort Worth, Texas 76102, Attention: Corporate Secretary. You can also obtain these forms on the SEC’s website at www.sec.gov.
Contact:
Encore Acquisition Company, Fort Worth
Bob Reeves, Chief Financial Officer
817-339-0918
rcreeves@encoreacq.com